UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2023

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway

Fort Worth, TX 76137

(Address of principal executive offices, including zip code)

(877) 415-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, Omnicell, Inc. (“Omnicell” or the “Company”) announced that Nchacha E. Etta, age 52, has been appointed Executive Vice President and Chief Financial Officer of the Company, effective June 1, 2023. A press release announcing the change in the Executive Vice President and Chief Financial Officer position is attached as Exhibit 99.1 hereto and incorporated herein by reference. Prior to joining Omnicell, Mr. Etta served as Senior Vice President and Chief Financial Officer of Essilor of America, Inc., a subsidiary of EssilorLuxottica SA, a global leader in ophthalmic medical devices and products, from May  2019 to March 2022. From June 2015 to May 2019, Mr. Etta served as Worldwide Vice President and Chief Financial Officer of Johnson & Johnson Vision, an operating company of Johnson & Johnson, a global healthcare company. From February 2006 to June 2015, Mr. Etta held senior finance roles at The Coca-Cola Company, a total beverage company. Prior to The Coca-Cola Company, Mr. Etta served in financial roles of increasing responsibility at Microsoft Corporation, Eli Lilly & Company and the Carlyle Group. He started his career with Orano Cycle (previously Cogema) in Bethesda, MD. Mr. Etta received a Bachelor of Science degree in accounting from George Mason University and an MBA in finance from Howard University.

There are no arrangements or understandings between Mr. Etta and any other persons pursuant to which Mr. Etta was appointed as an executive officer of the Company. There are no family relationships between Mr. Etta and any director or executive officer of the Company. There are not any transactions or relationships between the Company and Mr. Etta that would require disclosure pursuant to Item 404 of Regulation S-K.

In his role as Executive Vice President and Chief Financial Officer of the Company, Mr. Etta will be compensated at an initial base salary of $475,000 per annum, and will receive a one-time, cash sign-on bonus of $50,000, provided, that should Mr. Etta terminate his employment with the Company prior to the one year anniversary of his start date, he will be required to repay a prorated portion of his cash sign-on bonus. In addition, upon approval by the Company’s Board of Directors or a committee thereof, he will also receive: (i) a one-time equity award of 24,000 restricted stock units (“RSUs”), 25% of which will vest on August 15, 2024 following the one-year anniversary of the grant date and the remaining 75% of which will vest in equal amounts over the subsequent twelve quarters (on each of November 15, February 15, May 15 and August 15, respectively); and (ii) an annual equity award of: (a) 15,000 RSUs, 25% of which will vest on August 15, 2024 following the one-year anniversary of the grant date and the remaining 75% of which will vest in equal amounts over the subsequent twelve quarters (on each of November 15, February 15, May 15 and August 15, respectively) over the remaining three years; and (b) 15,000 performance-based restricted stock units (“PSUs”) of which Mr. Etta will have an opportunity to earn between 0% and 200% of the PSUs, based upon the Company’s relative total stockholder return percentile ranking performance over a one-year period, which PSUs if earned will typically vest as follows: 25% of the earned PSUs will vest on the performance determination date (typically following the one-year anniversary of the grant date) and the remaining 75% of earned PSUs will vest in equal amounts over the subsequent twelve quarters (on each of November 15, February 15, May 15 and August 15, respectively) over the remaining three years.

Mr. Etta will be eligible to participate in the Omnicell, Inc. 2010 Quarterly Executive Bonus Plan wherein he may receive cash bonuses of up to 90% of his annual base salary, to be determined based on the achievement of Company and personal performance objectives on a quarterly basis, subject to changes at the discretion of the Company and the terms of the Company’s 2010 Quarterly Executive Bonus Plan. Mr. Etta will also be eligible to participate, on a pro-rata basis, in the Company’s 2023 Overachievement Bonus Plan, to be determined based on the overachievement of certain Company financial goals as determined under the terms of the 2023 Overachievement Bonus Plan.

In addition, Mr. Etta is eligible for certain severance benefits set forth in the Company’s Amended and Restated Executive Officer Change of Control Agreement and Amended and Restated Severance Benefits Plan effective as of March 7, 2017, as well as indemnity protection under an indemnity agreement. Mr. Etta will also be entitled to certain perquisites, including comprehensive annual financial planning, a comprehensive annual physical, and reimbursement for certain expenses, as well as participation in any of the Company’s employee general health and welfare benefit plans made available to all similarly situated U.S. employees.

A copy of the offer letter entered into by and between the Company and Mr. Etta will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2023.

In connection with and effective upon Mr. Etta’s appointment, Peter J. Kuipers will step down from his role as the Company’s Executive Vice President and Chief Financial Officer and will remain as an executive adviser to the Company until his separation from the Company, effective July 1, 2023. The Company had previously announced that Peter J. Kuipers would step down from his role as Executive Vice President and Chief Financial Officer on July 1, 2023, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release entitled “Omnicell Appoints Nchacha E. Etta as Executive Vice President and Chief Financial Officer” dated May 15, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: May 15, 2023	/s/ Corey J. Manley
Corey J. Manley
Senior Vice President and Chief Legal Officer